UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check appropriate box:

[X] Preliminary information statement
[ ] Confidential, for use of the Commission only (as permitted by Rule
     14c-5(d)(2)).
[ ] Definitive information statement

                              The Finx Group, Inc.

                (Name of Registrant as specified in Its Charter)

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                                       1

                              THE FINX GROUP, INC.
                           249 N. Saw Mill River Road
                               Elmsford, NY 10523

                              INFORMATION STATEMENT


                                 August 5, 2002

To the Shareholders of The Finx Group, Inc.

         This Information Statement is being furnished to the shareholders of The Finx Group, Inc. , a Delaware corporation, (the "Company") in connection with an amendment to the Company's articles of incorporation increasing the authorized number of shares of its Common Stock, par value $0.01 per share, from 50,000,000 shares to 750,000,000 shares, which has been authorized by the written consent (the "Written Consent") of the holders of a majority of the voting power of the outstanding shares of the Common Stock, par value $.01 per share of the Company (the "Common Stock"), the outstanding shares of the Series A 4% Preferred Stock, par value $.01 per share of the Company (the "Series A Preferred Stock"), and the outstanding shares of the Series B $8 Voting Redeemable Convertible Preferred Stock, par value $.01 per share of the Company (the "Series B Preferred Stock") voting together as one class of stock, in accordance with the applicable provisions of Delaware General Corporation Law.

         On July 1, 2002, the Board of Directors of the Company resolved to amend the Company's articles of incorporation to increase the authorized number of shares of its Common Stock, par value $0.01 per share from 50,000,000 shares to 750,000,000 shares, subject to shareholder approval.

         The approximate date on which this Information Statement is first being sent or given to shareholders of the Company is August 5, 2002. The Company will bear the costs of the preparation and mailing of this Information Statement.

         The Company will bear the costs of the preparation and mailing of this Information Statement which is estimated to approximate $15,000.

         WE ARE NOT ASKING YOU FOR A PROXY OR TO SIGN A WRITTEN CONSENT
             AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT

                     VOTING SECURITIES AND PRINCIPAL HODLERS

         The Board of Directors fixed the close of business on July 1, 2002 as the record date for mailing this Information Statement for the matters set forth herein, at which time 49,808,899 shares of Common Stock, 1,000 shares of Series A Preferred Stock, 20,000 shares of Series B Preferred Stock, convertible into 66,666,667 shares of Common Stock, 60,000 shares of its Series C 2% Convertible Preferred Stock, convertible into 6,000,000 shares of Common Stock (the "Series C Preferred Stock"), and 40,000 shares of its Series D 2% Convertible Preferred Stock, convertible into 4,000,000 shares of Common Stock (the "Series D Preferred Stock") were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to the Company's shareholders. Each share of Series A Preferred Stock votes with the Common Stock and is entitled to one vote per share. Each share of Series B Preferred Stock votes with the Common Stock and is entitled to one vote per share of Common Stock into which it is convertible. The Series C Preferred Stock and the Series D Preferred Stock are not entitled to vote with Common Stock. The Trinity Group-I, Inc., Lewis S. Schiller and Grazyna B. Wnuk have advised the Company that they have provided a Written Consent as to all of the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock owned by them in favor of the corporate action described.

         Set forth below is a schedule of each class of voting securities of the Company entitled to vote on the matter set forth herein, the number of outstanding shares of each such class and number of votes to which each class is entitled.

                                                                                                Number of votes to
                                                                          Number of shares          which Class is
Class of Security                                                              outstanding                Entitled
-------------------------------------------------------------- ---------------------------- -----------------------
Common Stock                                                                    49,808,889              49,808,889
Series A Preferred Stock(1)                                                          1,000                   1,000
Series B Preferred Stock(2)                                                         20,000              66,666,667
All Classes Voting Together                                                     49,929,889             116,576,556


         Set forth below is information as of July 1, 2002, based on information provided to the Company by the individuals and entities named below, as to each person or entity owning of record or known by the Company to own beneficially, more than 5% of any class of the Company's voting securities.


                                                                            Amount and Nature of        Percent of
Title of Class                     Name and address of Beneficial Owner    Beneficial Ownership(3)       Class(4)
---------------------------------- -------------------------------------- ----------------------- -----------------

  Common Stock(5)                     Lewis S. Schiller                            90,869,297               67%
  Series A Preferred Stock            21634 Club Villa Terrace                          1,000              100%
  Series B Preferred Stock            Boca Raton, FL 33433                             20,000              100%

  Common Stock(6)                     The Trinity Group-I, Inc.                    69,489,297               60%
  Series A Preferred Stock            21634 Club Villa Terrace                          1,000              100%
  Series B Preferred Stock            Boca Raton, FL 33433                             20,000              100%

  Common Stock(7)                     Grazyna B. Wnuk                              11,811,081               20%
                                      21634 Club Villa Terrace
                                      Boca Raton, FL 33433

  Common Stock(8)                     Alan Risi                                    15,049,874               25%
                                      150-38 12th Avenue
                                      Whitestone, NY 11357

         Set forth below is information as of July 1, 2002, based on information provided to the Company by the individuals and entities named below, as to each class of equity securities of the Company beneficially owned by all directors of the Company, the Company's Chief Executive Officer and the four most highly compensated executive officers, and the Company's directors and officers as a group.

                                                                            Amount and Nature of        Percent of
Title of Class                     Name and address of Beneficial Owner    Beneficial Ownership(3)       Class(4)
---------------------------------- -------------------------------------- ----------------------- -----------------

  Common Stock(5)                     Lewis S. Schiller                            90,869,297               67%
  Series A Preferred Stock            21634 Club Villa Terrace                          1,000              100%
  Series B Preferred Stock            Boca Raton, FL 33433                             20,000              100%

  Common Stock(6)                     Grazyna B. Wnuk                              11,811,081               20%
                                      21634 Club Villa Terrace
                                      Boca Raton, FL 33433

  Common Stock                        Officer and directors as a group            102,705,378               70%
  Series A Preferred Stock            (2 persons)                                       1,000              100%
  Series B Preferred Stock                                                             20,000              100%

-----------

1 Pursuant to the Amended and Restated Certificate of Incorporation of the Company, the Series A Preferred Stock votes with the Common Stock and is entitled to one vote per share.

2 Pursuant to the Amended and Restated Certificate of Incorporation of the Company, the Series B Preferred Stock votes with the Common Stock and is entitled to one vote per share of Common Stock into which it is convertible, as calculated by dividing $2,000,000 by the lowest price that the Common Stock has traded during the period that the Series B preferred stock has been outstanding which as of July 1, 2002 was $0.03 [$2,000,000 / $0.03 = 66,666,667].

3 Unless otherwise indicated, to the Company's knowledge, all persons and entities listed above have sole voting and investment power with respect to their voting shares, except to the extent applicable law gives spouses shared authority.

4 The "Percent of Class" is based on shares of voting stock that a person, entity or group has the right to acquire within sixty (60) days after July 1, 2002 pursuant to the exercise of outstanding warrants or options are deemed to be outstanding for the purpose of computing the percentage ownership of such person, entity or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person, entity or group.

5 Includes 1,380,000 shares directly owned by Lewis S. Schiller, 20,000,000 shares underlying warrants to purchase shares and 69,489,297 shares beneficially owned by The Trinity Group-I, Inc., a company wholly-owned by Lewis S. Schiller.

6 Includes 2,822,630 shares directly owned by The Trinity Group-I, Inc. and 66,666,667 shares from the assumed conversion of the Series B preferred stock. The Trinity Group-I, Inc. exchanged $2,000,000 of debt for 20,000 shares of Series B preferred stock. The Series B preferred stock is convertible into such shares as calculated by dividing $2,000,000 by the lowest price that the Common Stock trades during the period that the Series B preferred stock is outstanding which was $0.03 as of June 30, 2002
     [$2,000,000  / $0.03 =  66,666,667].  Excludes  875,000  shares  that  were transferred by The Trinity Group-I, Inc. to be used as collateral by Orion Telecom Operating Corporation, an unrelated company.

7 Includes 1,811,081 shares directly owned by Grazyna B. Wnuk and 10,000,000 shares underlying a warrant to purchase shares.

8 Includes 5,049,874 shares directly owned by Alan Risi, 6,000,000 shares underlying the Series C Preferred Stock and 4, 000,000 shares underlying the Series D Preferred Stock.

                                    DILUTION

         The following table sets forth information which presents the dilution of the Common Stock that would occur upon the approval of the increase in authorization by the shareholders. The information presented assumes (i) the immediate conversion of the Series B, C and D Preferred Stock; (ii) the immediate exercise of outstanding warrants to purchase common stock; and (iii) the immediate grant and exercise of stock options. The information presented does not include the dilutive effects that would occur upon the conversion and exercise of the Series E, F, G, H, I and J Preferred Stock, as such shares are not immediately issuable upon the shareholder approval of the increased authorization. Information is as of July 1, 2002 and presents separately, based on information provided to the Company by the individuals and entities named below, as to each person or entity owning of record or known by the Company to own beneficially, more than 5% of the Company's Common Stock and all other Common Stock holders as a group.

                                                                                                      Percent of
                                                                   Percent of    Common Stock         Common Stock
                                          Common Stock           Common Stock       Ownership          Outstanding
                                             Ownership            Outstanding     Immediately          Immediately
                                          Prior to the           Prior to the    After to the            After the
                                             Increased              Increased       Increased            Increased
Beneficial Owner                         Authorization          Authorization   Authorization        Authorization
----------------------------------------------------------------------------------------------------------------------

Lewis S. Schiller                            4,202,630(1)              10.85%      99,869,297(2)            54.66%

The Trinity Group-I, Inc.                    2,822,630                  7.29%      69,489,297(3)            38.03%

Grazyna B. Wnuk                              1,811,081                  4.67%      13,311,081(4)             7.28%

Alan Risi                                    5,049,874                 13.03%      15,049,874(5)             8.24%

Consultant's Stock Options                           -                      -      15,750,000(6)             8.62%

All other shareholders as a group           38,745,314                 71.45%      38,745,314               21.20%

-----------

     1 Includes 1,380,000 shares of Common Stock directly owned by Lewis S. Schiller, and 2,822,630 shares of Common Stock owned by The Trinity Group-I, Inc., a company wholly-owned by Lewis S. Schiller.

     2 Includes 1,380,000 shares of Common Stock directly owned by Lewis S. Schiller, 2,822,630 shares of Common Stock owned by The Trinity Group-I, Inc., assumes the conversion of the Series B Preferred Stock owned by The Trinity Group, Inc. into 66,666,667 shares of Common Stock, assumes the exercise of warrants to purchase 20,000,000 shares of Common Stock, and assumes the exercise of a stock option to purchase 9,000,000 shares of Common Stock..

     3 Includes 2,822,630 shares of Common Stock directly owned by The Trinity Group-I, Inc., and assumes the conversion of the Series B Preferred Stock owned by The Trinity Group, Inc. into 66,666,667 shares of Common Stock.

     4 Includes 1,811,081 Common Stock shares directly owned by Grazyna B. Wnuk, assumes the exercise of warrants to purchase 10,000,000 shares of Common Stock, and assumes the exercise of a stock option to purchase 1,500,000 shares of Common Stock.

     5 Includes 5,049,874 shares of Common Stock directly owned by Alan Risi, assumes the conversion of the Series C Preferred Stock owned by Alan Risi into 6,000,000 shares of Common Stock, and assumes the conversion of the Series D Preferred Stock owned by Alan Risi into 4,000,000 shares of Common Stock.

     6 Assumes the exercise of stock options to purchase 15,750,000 shares of Common Stock.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors approved, subject to Shareholders approval, an amendment to the Company's articles of incorporation to increase the authorized number of shares of its Common Stock, par value $0.01 per share from 50,000,000 shares to 750,000,000. The Board of Directors approved the increase in authorized Common shares because, in its opinion, the best interests of the Company will be served. By written consent, holders of shares having in excess of 50% of the total voting power of all outstanding voting shares consented in writing to the adoption of the amendment.

Reasons for Increase in Authorized Shares of Common Stock

         The Company requires  additional shares of its Common Stock in order to
(i) continue efforts to obtain equity financings from the proposed sale of convertible preferred stock; (ii) to provide compensation in the form of option grants to its executive employees and key consultants; (iii) to facilitate the conversion of its existing convertible preferred stock; (iv) to reserve shares for outstanding warrants to purchase Common Stock; and (v) provide sufficient shares for other corporate purposes as such needs may arise. Once the increased authorization is approved, the Board may issue shares without further shareholder action. The following describes the Company's currently planned uses for its Common Stock and the funding that may be received if such equity issuances occur. It is possible that the Company will have to re-evaluate the uses of its Common Stock in the near term based on negotiations that may occur with regards to any potential funding source(s) or any of its key consultants. The Company does not have any firm funding commitments and has no assurance that any funding, if obtained, will be in the amounts proposed herein. Furthermore, the Company has no assurance that if the proposed securities that carry exercise provisions are issued, that the holders of such securities will exercise such securities, and to the extent that such securities are not exercised, the Company would not receive the proposed proceeds from any such exercise.

Proposed Equity Funding

         The Company has not obtained any firm commitments for any equity or debt financing can give no assurance as to when, or if, any such funding will occur. The Company believes that, when and if it obtains any meaningful funding from an investor, such potential investor would receive securities representing a significant ownership in the Company's then outstanding capital stock.

         One such potential investor is Orion Technology Holding, Inc., an unaffiliated third party. The Company has not obtained any firm commitments for such funding from Orion Technology Holding, Inc. and can give no assurance as to when, or if, any such funding will occur. On May 16, 2002, the Company entered into a memorandum of understanding with Orion Technology Holding, Inc. with respect to Orion Technology Holding, Inc. making a $10,000,000 capital investment in the Company and a ($5,000,000 loan for the benefit of the Company in exchange for (i) an equity security(s) representing 33.33% of the Company's outstanding Common Stock on the date of the investment; (ii) a right to 12% of the common stock in the subsidiaries of the Company at a price to be determined; and (iii) the right to appoint two members to the Board of Directors. Pursuant to the mutual memorandum of understanding, the Company intends, among other things, to (i) designate and sell to Orion Technology Holding, Inc. 10,000 shares of Series E Convertible Preferred Stock, convertible into 10,000,000 shares of Common Stock, for $1,000,000; (ii) designate and sell to Orion Technology Holding, Inc. 90,000 shares of Series F Convertible Preferred Stock, convertible into 90,000,000 shares of Common Stock, for $9,000,000; and (iii) issue to Orion Technology Holding, Inc. a senior subordinated debenture in the amount of $5,000,000. In addition, the Company would (i) give Orion Technology Holding, Inc. an option to purchase 23,300,000 shares of Common Stock for $0.04 per share and an option to purchase 15,500,000 shares of Common Stock for $0.15 per shares. In the event Orion Technology Holding, Inc. exercised all such options, the aggregate proceeds to the Company would be $3,257,000 Based on the Company's discussions with Orion Technology Holding, Inc., the earliest date that any such funding could occur is August 31, 2002, if ever.

Convertible Preferred Stock Issued in Exchange for Related Party Debt

         On May 7, 2001 The Trinity Group-I, Inc. converted $2 million of related party debt owed to it by the Company, into 20,000 shares of its Series B Preferred Stock. The Series B Preferred Stock is convertible into shares of Common Stock as calculated by dividing $2,000,000 by the lowest price that the Company's shares of Common Stock have traded during the period that the Series B Preferred Stock has been outstanding. As of July 1, 2002, the Series B preferred stock can be converted into 66,666,667 million shares of Common Stock and the holders of the Series B Preferred stock are entitled to vote alongside of Common Stockholders on an if converted basis. The Company has been informed by The Trinity Group-I, Inc. of its intention to convert all of its shares of Series B Preferred Stock upon the increase in the authorized shares of Common Stock.

Convertible Preferred Stock Issued to Obtain an Exclusive Distribution Agreement

         On August 11, 1999, the Company formed Secured Portal Systems, Inc., pursuant to which the Company owns a controlling interest in Secured Portal System's Inc. common stock and all of its preferred stock, which gives the Company the right to elect a majority of its board of directors. On September 13, 1999, Secured Portals entered into an exclusive distribution agreement with GIL Security Systems, Inc. GIL Security Systems, Inc. is engaged in the manufacture and sale of security entrance systems for use as a security device by a variety of customers at airports, federal buildings, court houses, embassies, correctional facilities, schools, governmental operations, department stores and other retail outlets. GIL Security Systems, Inc. is a subsidiary of Georal International, Ltd. and holds all world-wide rights related to the intellectual property related to the GIL security systems, including trademarks, patents and technology, as licensed to it by Alan J. Risi, the controlling owner of both GIL Security Systems, Inc. and Georal International, Ltd. The exclusive distribution agreement gives Secured Portal Systems, Inc. distribution rights for the sale of GIL Security System's, Inc. security entrance systems to certain categories of customers. The products covered by the exclusive distribution agreement includes all of GIL Security System's, Inc. products that existed on September 13, 1999 and all products developed during the term of the exclusive distribution agreement, including all models of the GIL-2001 security door. The categories of customers covered by the exclusive distribution agreement include the United States Treasury Department, the United States Central Intelligence Agency and all other United States Government intelligence agencies, the United States National Security Agency, the United States Defense Intelligence Agency, the United States Department of the Navy, the United States Air Force, the United States Army, all United States Federal Courts and all United States Embassies, all department stores and retail stores located in the United States (including all retail stores located in foreign countries which are part of a retail store chain which is based in the United States), the Government of Israel, NCR Corp. and Sun Microsystems, Inc. The exclusive distribution agreement commenced on September 1, 1999 and had an initial expiration date of August 31, 2004 which was later extended to August 31, 2009.

         As an inducement to obtain the exclusive distribution agreement and in exchange for 1,000,000 common stock shares of GIL Security Systems, Inc., the Company's predecessor, Fingermatrix, Inc., issued to Alan J. Risi equity securities which on July 14, 2000 were exchanged for 1,049,874 shares of the Company's Common Stock. On February 21, 2002, the exclusive licensing agreement for the Georal security systems was amended whereby the categories of customers was expanded to include all financial institutions around the world and whereby Secured Portal System's Inc. received a right of first refusal to be the exclusive distributor for sales to any governmental body in the world which is not currently included in the exclusive licensing agreement as a protected customer. As consideration for the amendment entered into on February 21, 2002, the Company issued to Alan Risi 40,000 shares of its Series D Preferred Stock which are convertible into 4,000,000 shares of the Company's Common Stock. On May 16, 2002, the exclusive licensing agreement for the Georal security systems was further amended whereby the exclusive distribution agreement was expanded to give Secured Portal System's Inc. exclusive world wide sales and marketing rights, for the term of the agreement extending to all casinos, malls, stadiums, office buildings and high rises. As consideration for the amendment entered into on May 16, 2002, the Company issued to Alan Risi 60,000 shares of its Series C Preferred Stock which are convertible into 6,000,000 shares of the Company's Common Stock. The designations of the Series C Preferred Stock and the Series D Preferred Stock provide for the automatic conversion upon an increase of the number of authorized shares of the Company's Common Stock sufficient to permit such conversion and no act on the part of holders of the Series C Preferred Stock and the Series D Preferred Stock will be required to effectuate such conversion.

Stock Options Issuable Pursuant to a Management and Investment Banking Agreement

         On April 2, 2002, the Company entered into a Management and Investment Banking Agreement with vFinance Investments, Inc., and is currently negotiating an amendment to such agreement. Pursuant to the Management and Investment Banking Agreement, vFinance Investments Inc. is performing financial advisory and investment banking services to the Company and in consideration for such services vFinance Investments, Inc. received a one time payment of $15,000. In the event that the proposed amendment is consummated, vFinance Investments, Inc.will receive an option to purchase 7,500,000 shares of Common Stock for $0.04 per share and an option to purchase 5,000,000 shares of Common Stock for $0.15 per share. In the event vFinance Investments, Inc. exercised all such options, the Company would receive aggregate proceeds of $1,050,000.

Stock Purchase Warrants Held by the Company's Executive Officers

         On April 16, 2002, the Company issued to Lewis S. Schiller, Chief Executive Officer a warrant to purchase 10,000,000 million shares of common stock at $0.043 per share, the fair market value at date of issuance, and 10,000,000 million shares of common stock at $0.001, subsequently adjusted to $0.043 per share, the fair market value at date of issuance. and issued to Grazyna B. Wnuk, Vice-President, a warrant to purchase 10,000,000 shares of common stock at $0.043 per share, the fair market value at date of issuance. The Company intends to reserve 30,000,000 shares of its common stock for the future exercise of these warrants. The warrant issued to Lewis S. Schiller and Grazyna
B. Wnuk contain cashless exercise provisions which may result in compensation expense equal to the amount by which the fair market value of such underlying shares of common stock exceeds the exercise price of such warrants and will be calculated for each future reporting period for which the warrants remain outstanding. In the event that all of such warrants were exercised and the cashless exercise provision was not utilized, the Company would receive an aggregate of $1,290,000 in exercise proceeds upon the issuance of 30,000,000 shares of Common Stock. In the event that all of such warrants were exercised utilizing the cashless exercise provision, no cash proceeds would be received by the Company and the number of Common Stock shares to be issued would be calculated as follows [(shares exercised x (fair market value on date of exercise - exercise price)) / fair market value on date of exercise].

Stock Options to Be Issued to the Company's Executive Officers

         The Company intends to grant to Lewis S. Schiller, Chief Executive Officer, an option to purchase 9,000,000 shares of Common Stock for $0.04 per share, exercisable upon issuance, an option to purchase 24,000,000 shares of Common Stock for $0.04 per share and an option to purchase 16,000,000 shares of Common Stock for $0.15 per share. In the event Lewis S. Schiller exercised all such options, the Company would receive aggregate proceeds of $3,720,000. The Company intends to grant to Grazyna B. Wnuk, Vice-President, an option to purchase 1,500,000 shares of Common Stock for $0.04 per share, exercisable upon issuance, an option to purchase 1,800,000 shares of Common Stock for $0.04 per share and an option to purchase 1,200,000 shares of Common Stock for $0.15 per share. In the event Grazyna B. Wnuk exercised all such options, the Company would receive aggregate proceeds of $312,000.

Stock Options to Be Issued to Consultants

         The Company does not currently have the funds to pay consulting fees to its key non-employee executives. As an inducement to retain the services of its key non-employee consultants, the Company intends to issue to them, options to purchase an aggregate of 15,750,000 shares of Common Stock for $0.04 per share, exercisable upon issuance. In the event the consultants exercised all such options, the Company would receive aggregate proceeds of $630,000.

Stock Options to Be Issued to Future Employees

         The Company recognizes the need to attract qualified employees to conduct the business operations of the Company. Currently the Company utilizes its two executive employees and key consultants to conduct its business operations. The Company believes that, if it obtains funding sufficient to, among other things, provide appropriate levels of compensation, appropriate levels of directors and officers liability insurance and appropriate benefit packages, it will be in a position to search for qualified individuals for permanent positions within the Company. In anticipation of the hiring of future officers and employees, the Company intends to attract such individuals by issuing to them options to purchase an aggregate of 26,600,000 shares of Common Stock for $0.04 per share and 17,750,000 shares of Common Stock for $0.15 per share. In the event the future employees exercised all of such options, the Company would receive aggregate proceeds of $3,726,500.

Summary of Proposed Equity Issuances

         The following table presents a pro forma capitalization of the Company which assumes that all of the previously discussed issuances occur and assumes that all equity instruments with conversion or exercise provisions have been converted or exercised.

------------------------------------------------------------------------------------------------
                                                                        Fully
                                                                       Diluted
                                           Preferred                    Common      Conversion
Title of Equity Instrument to be             Shares    Conversion       Stock       or Exercise
Issued                                       Issued        Rate         Shares         Price
----------------------------------------- ----------- ------------- -------------- -------------
Common Stock outstanding                                               49,808,890
Series B Preferred Stock                      20,000         3,333     66,666,667
Series C Preferred Stock                      60,000           100      6,000,000
Series D Preferred Stock                      40,000           100      4,000,000
Series E Preferred Stock                      10,000         1,000     10,000,000         $0.10
Series F Preferred Stock                      90,000         1,000     90,000,000         $0.10
Stock Options                                                         109,450,000         $0.04
Stock Options                                                          55,450,000         $0.15
Warrants held by Lewis S. Schiller                                     20,000,000        $0.043
Warrants held by Grazyna B. Wnuk                                       10,000,000        $0.043
----------------------------------------- ----------- ------------- -------------- -------------
Totals                                                                421,375,557
----------------------------------------- ----------- ------------- -------------- -------------

                            MARKET FOR COMMON EQUITY

         The Company's Common Stock is traded on the National Association of Securities Dealers, Inc.'s Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "FXGP". The following table sets forth, for the periods indicated, the quarterly range of the high and low closing bid prices per share of our Common Stock as reported by the OTC Bulletin Board Trading and market services. Such bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                  Bid Prices

       Current period from                  High              Low
                                            ----              ---
         July 1, 2002 to
          July 19, 2002                    $0.12             $0.04

       Quarter ended

         September 30, 2001                $0.87             $0.26
         December 31, 2001                 $0.72             $0.38
         March 31, 2002                    $0.99             $0.08
         June 30, 2002                     $0.23             $0.03


                        RIGHTS OF DISSENTING SHAREHOLDERS

         Pursuant to Delaware General Corporate Law, any shareholder of the Company who objects to the amendment of the articles of incorporation will not have any right to receive from the Company the fair value of his, her or its shares. Under the Delaware General Corporate Law, any provision of the certificate of incorporation of The Finx Group may be amended by approval of the board of directors and the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon; provided, that any amendment which affects the rights of the holders of any class or series of capital stock must be approved by the holders of a majority of the shares of such class or series.

                           INCORPORATION BY REFERENCE

         The Company hereby incorporates by reference in this Information Statement, its Annual Report on Form 10-KSB for the year ended December 31, 2001

         Copies of the Company's Form 10-KSB for the year ended December 31, 2001, without Exhibits, may be obtained without charge by writing to Lewis S. Schiller, The Finx Group, Inc., 249 North Saw Mill River Road, Elmsford, NY 10523. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents the Company's reasonable cost of furnishing such Exhibits.

                       By Order of the board of directors


                       Lewis S. Schiller
                       Chairman of the Board


July 24, 2002